Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

FORMER ZIPCAR CTO LUKE SCHNEIDER JOINS
PLUG POWER BOARD OF DIRECTORS

LATHAM, NY — March 30, 2017 — Plug Power Inc. (NASDAQ: PLUG), a leader in providing energy solutions that change the way the world moves, has elected Luke Schneider to Plug Power’s Board of Directors (the “Board”). Mr. Schneider has deep C-level experience in the automotive marketplace and will be a critical resource in driving the next phase of Plug Power’s growth.

Currently, Mr. Schneider serves as the Chief Executive Officer (CEO) of Silvercar, an Austin, TX-based start-up that has built a technology platform for a new breed of rental car business and other vehicle mobility applications. Prior to Silvercar, Mr. Schneider was the Chief Technology Officer (CTO) of Zipcar, and worked in various positions with Ford. Mr. Schneider has been influential in helping guide companies, ranging from start-ups to large enterprises, through major business milestones including IPOs, acquisitions, and product development.

Throughout his career, Mr. Schneider has emerged as a leader in the evolving auto industry, promoting critical trends in electrification, automation and shared services. At Zipcar, and now Silvercar, he has leveraged his knowledge of the auto industry and the power of the Internet to focus on next generation mobility.

“Luke Schneider has worked with some of the most innovative brands in the automotive market, and his strategic insights will be critical as we expand Plug Power’s reach beyond material handling,” said Andy Marsh, CEO at Plug Power. “Working together, we are confident that Mr. Schneider’s grasp of the emerging marketplace will advance our strategy of developing fuel cell systems for a broad set of industrial and commercial vehicle applications.”

“Luke’s excitement about the future of mobility is infectious,” said George McNamee, Chairman of Plug Power’s Board of Directors. “The Board is pleased to have Luke join the team, and looks forward to adding his unique perspective to our consideration of the opportunities in the transportation revolution.”

“I am thrilled to join the Plug Power Board of Directors” said Luke Schneider, Plug Power newest Board member. “I welcome the opportunity to work with Plug Power’s innovative team, one that has established the first commercially viable market for fuel cell systems and hydrogen infrastructure.”

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About Plug Power Inc.

The architects of modern hydrogen and fuel cell technology, Plug Power has revolutionized the industry with its simple GenKey solution, elements of which are designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. Plug Power’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s expectations regarding growth in Europe, revenue, growth with GenKey customers and its project financing platform. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG’s public filings with the SEC including, the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2016. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Investor Contact

John Cococcia

investors@plugpower.com

Plug Power Media Contact

Teal Vivacqua

media@plugpower.com